UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Karuna Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38958	27-0605902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 High Street, Floor 26
Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 449-2244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KRTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 21, 2023, Karuna Therapeutics, Inc. (the “Company”) and Goldman Sachs & Co. LLC ("Goldman Sachs") mutually terminated the Equity Distribution Agreement between the parties dated July 2, 2020 (the “Distribution Agreement”) in connection with the upcoming expiration of the Company's automatic shelf Registration Statement on Form S-3 (File No. 333-239657) filed with the Securities and Exchange Commission on July 2, 2020 (the “Existing Form S-3”) and in anticipation of the Company, Goldman Sachs and SVB Securities LLC entering into a new Equity Distribution Agreement in connection with filing a new Registration Statement on Form S-3 to replace the expiring Existing Form S-3 on or around the date hereof. The Distribution Agreement provided that the Company may sell shares of its common stock from time to time for an aggregate offering price of up to $150,000,000 through an “at the market” equity offering program under which Goldman Sachs would act as sales agent or principal (the “2020 ATM Program”). None of the shares of the Company’s common stock were sold under the Distribution Agreement. As a result of the termination of the Distribution Agreement, the Company will not offer or sell any shares under the 2020 ATM Program.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”) on June 20, 2023, at which a quorum was present. As of April 24, 2023, the record date for the Annual Meeting, there were 37,443,954 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2023: (i) to elect Bill Meury, Laurie Olson and David Wheadon, M.D. as Class I directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2026 or until his or her successor has been duly elected and qualified (“Proposal 1”), (ii) to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (“Proposal 2”), and (iii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 3”).

Proposal 1 – Election of Directors

The Company’s stockholders approved the Class I director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class I directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bill Meury	31,248,193	332,863	1,868,930
Laurie Olson	25,950,880	5,630,176	1,868,930
David Wheadon, M.D.	27,435,146	4,145,910	1,868,930

Proposal 2 – Advisory vote on the compensation paid to the Company’s named executive officers

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,307,726	10,859,879	413,451	1,868,930

Proposal 3 – Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes cast at the Annual Meeting were as follows:

Votes For	Votes Against	Abstain
33,432,064	2,893	15,029

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARUNA THERAPEUTICS, INC.

Date:	June 21, 2023	By:	/s/ Troy Ignelzi
Troy Ignelzi Chief Financial Officer